UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 12/31/2005

Owens Corning

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-3660

DE	34-4323452
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway, Toledo, OH 43659

(Address of Principal Executive Offices, Including Zip Code)

419-248-8000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 8.01.	Other Events.

As previously reported, on October 5, 2000, Owens Corning and certain of its United States subsidiaries (collectively, the “Debtors”) filed voluntary petitions with the United States Bankruptcy Court for the District of Delaware (the “Court”) seeking relief under Chapter 11 of the United States Bankruptcy Code.

Also as previously reported:

•	On January 17, 2003, the Debtors, together with the Official Committee of Asbestos claimants and the Legal Representative for the class of future asbestos claimants (collectively, the “Proponents”), filed with the Court a Joint Plan Of Reorganization For Owens Corning And Its Affiliated Debtors And Debtors-In-Possession.

•	On March 28, 2003, the Proponents filed with the Court an Amended Joint Plan Of Reorganization For Owens Corning And Its Affiliated Debtors And Debtors-In-Possession (the “First Amended Plan”) and a Disclosure Statement with respect to the First Amended Plan.

•	On May 23, 2003, the Proponents filed with the Court a Second Amended Joint Plan Of Reorganization For Owens Corning And Its Affiliated Debtors And Debtors-In-Possession (the “Second Amended Plan”) and a Disclosure Statement with respect to the Second Amended Plan.

•	On August 8, 2003, the Proponents filed with the Court a Third Amended Joint Plan Of Reorganization For Owens Corning And Its Affiliated Debtors And Debtors-In-Possession (the “Third Amended Plan”) and a Disclosure Statement with respect to the Third Amended Plan.

•	On October 24, 2003, the Proponents filed with the Court a Fourth Amended Joint Plan Of Reorganization For Owens Corning And Its Affiliated Debtors And Debtors-In-Possession (the “Fourth Amended Plan”) and a Disclosure Statement with respect to the Fourth Amended Plan.

On December 31, 2005, the Proponents filed with the Court a Fifth Amended Joint Plan Of Reorganization For Owens Corning And Its Affiliated Debtors And Debtors-In-Possession (the “Fifth Amended Plan”). Also on December 31, 2005, the Proponents filed a Disclosure Statement with respect to the Fifth Amended Plan (the “Amended Disclosure Statement”). The steering committee of holders of obligations under Owens Corning’s primary pre-petition bank credit facility (the “Pre-Petition Credit Facility”) supports the Fifth Amended Plan pursuant to the terms of the letter, dated December 30, 2005, appended to the Amended Disclosure Statement as Appendix K. A copy of the Fifth Amended Plan is being filed as Exhibit 2 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the Amended Disclosure Statement is being filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein. The Amended Disclosure Statement has been prepared in accordance with Section 1125 of the United States Bankruptcy Code and Rule 3016 of the Federal Rules of Bankruptcy Procedure and not in accordance with federal or state securities laws or other non-bankruptcy laws or regulations. The Amended Disclosure Statement has not been approved by the Court and is subject to amendment.

As previously disclosed, Owens Corning previously has recorded expenses with respect to the Pre-Petition Credit Facility for the period from the Petition Date through September 30, 2005 relating to post-petition interest and certain other post-petition fees. With respect to post-petition interest, such expenses reflected application of a floating Base Rate (as defined in the Pre-Petiton Credit Facility) plus 2%, applied on a non-compounding basis. Owens Corning notes that the Fifth Amended Plan provides that, if the holders of debt under the Pre-Petition Credit Facility are deemed unimpaired, or are deemed to be impaired and the class of such holders accepts the Fifth Amended Plan, (and the Fifth Amended Plan is confirmed and becomes effective) then the holders of debt under the Pre-Petition Credit Facility will be paid an amount in cash which reflects post-petition interest with respect to the Pre-Petition Credit Facility on a compounding basis (compounded quarterly) and Facility Fees (as defined in the Pre-Petition Credit Facility). In light of such terms of the Fifth Amended Plan, and absent developments that alter Owens Corning’s view of the likelihood of amounts that may be paid under the Fifth Amended Plan to holders of debt under the Pre-Petition Credit Facility, Owens Corning anticipates (i) that it will record, for the period ended December 31, 2005, additional expenses (currently estimated to be in the range of approximately $140 million to $160 million) for the period from the Petition Date through September 30, 2005, and (ii) that it will accrue for the fourth quarter of 2005, and future periods, additional expenses reflecting post-petition interest with respect to the Pre-Petition Credit Facility on a compounding basis (compounded quarterly) and post-petition fees, including Facility Fees.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2	Fifth Amended Joint Plan Of Reorganization For Owens Corning And Its Affiliated Debtors And Debtors-In-Possession

99	Disclosure Statement With Respect To Fifth Amended Joint Plan Of Reorganization For Owens Corning And Its Affiliated Debtors and Debtors-In-Possession

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Owens Corning

Date: January 6, 2006	By:	/s/ STEPHEN K. KRULL
Stephen K. Krull Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
2	Fifth Amended Joint Plan Of Reorganization For Owens Corning And Its Affiliated Debtors And Debtors-In-Possession

99	Disclosure Statement With Respect To Fifth Amended Joint Plan Of Reorganization For Owens Corning And Its Affiliated Debtors and Debtors-In-Possession

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